UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2006

NEWGEN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000- 23365	33-0840184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6000 Fairview Road, 12th Floor, Charlotte, North Carolina 28210
(Address of principal executive offices) (zip code)

(704) 552-3590
(Registrant's telephone number, including area code)

Copies to:
Thomas A. Rose, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2006, the Company and its wholly-owned subsidiary, Refuel finalized a settlement agreement, to settle a complaint in an action entitled John King v. NewGen Technologies, Inc. and Refuel America, Inc. The action was filed in the US District Court for the Western District of North Carolina. Mr. King served as Chief Executive Officer of the Company from June 9, 2005 through his resignation on September 9, 2005. Mr. King then served as Chief Executive Officer of the Company’s International Operations until January 15, 2006. Mr. King also served as a member of the Company’s Board of Directors from June 9, 2005 through January 16, 2006 when he was removed by a vote of the holders of a majority of the Company’s common stock.

In the complaint, Mr. King alleged that he was party to an employment agreement with ICF Industries Ltd. with a term expiring on November 30, 2009, and that such agreement became the responsibility of the Company through assignment or succession. Mr. King also claimed that Refuel issued a promissory note to him for money loaned in the amount of $316,500 which was due and payable on December 1, 2005, of which only $35,000 has been paid to date. In accordance with the terms of the settlement agreement, Mr. King received two convertible notes in the aggregate principal amount of $675,000, with interest of 12% per annum to be paid monthly, that are convertible at the rate of $0.50 per share, which amount was already accrued on the books and records of the Company for the existing note payable and accrued interest and unpaid wages for the period of Mr. King’s employment. Mr. King will also be issued an option to purchase 75,000 shares of common stock of the Company at an exercise price of $0.50 per share, to replace the option Mr. King forfeited when he left the Company in January 2006. In addition, 562,500 shares of the Company’s common stock owned by Mr. King will be cancelled.

Item 8.01 Other Events.

On August 25, 2006 Refuel America, Inc., the Company’s wholly-owned subsidiary, S. Bruce Wunner, the Company’s Vice-Chairman and Chief Executive Officer, and Ian Williamson, the Company’s President and Director, were served with a complaint in an action entitled Douglas Brown, Sr. v. Refuel America, Inc., Ian Williamson and S. Bruce Wunner. The action was filed in the Superior Court of the State of North Carolina, Cleveland County. Mr. Brown alleges that in return for advancing a loan of $1,000,000 to a potential acquisition candidate of Refuel, he received 3,740,424 fully paid and non-assessable shares of Refuel common stock. Mr. Brown is seeking a declaration acknowledging his ownership of the Refuel common stock and such other monetary damages as determined at trial. The Company denies all allegations and believes it has sufficient defenses on all matters. In addition, the Company intends to vigorously defend the action against Mr. Brown.

Item 9.01     Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description
10.1	Settlement Agreement and General Release, dated August 22, 2006, by and among John King, NewGen Technologies, Inc., Refuel America, Inc. and ICF Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2006	NEWGEN TECHNOLOGIES, INC. By: /s/ Scott Deininger Name: Scott Deininger Title: Chief Financial Officer